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                                                                      EXHIBIT 21

                        Subsidiaries of ACMAT Corporation

Listed are the subsidiaries of ACMAT Corporation:

                                                                                STATE OF
       NAME                                       OWNERSHIP                   INCORPORATION
-------------------                               ---------                   -------------
ACMAT Companies                                      100%                       Delaware

AMINS, Inc.                                          100%                       Connecticut

Geremia Electric Co.                                 100%                       Connecticut

ACSTAR Holdings, Inc.                                100%                       Delaware

  ACSTAR Insurance Co. (1)                           100%                       Illinois


ACMAT of Texas, Inc.                                 100%                       Delaware

United Coasts Corporation                            84%                        Delaware

  United Coastal Insurance
  Company (2)                                        100%                       Arizona



(1) Owned 100% by ACSTAR Holdings, Inc.

(2) Owned 100% by United Coasts Corporation

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